Exhibit 99.1

Masimo Reports First Quarter 2008 Financial Results

Record results mark 19 th consecutive quarter of revenue growth

Q1 2008 Highlights:

•	Product revenues increased 30% to a record $59.7 million

•	Shipped 28,600 new pulse oximeters

•	Rainbow revenues increased 104%

Irvine, California, April 29, 2008 – Masimo Corporation (NASDAQ: MASI), the inventor of Pulse CO-Oximetry and Measure-Through-Motion-and-Low-Perfusion pulse oximetry, today announced its financial results for the 2008 first quarter ended March 29, 2008.

For the first quarter of 2008, Masimo reported product revenues of $59.7 million representing a 30% increase over $45.8 million for the first quarter of 2007. Including royalty revenues, Masimo reported total 2008 first quarter revenues of $71.1 million compared to $59.0 million for the first quarter of 2007. Net income for the 2008 first quarter was $8.8 million representing $0.15 per common share compared to $9.1 million or $0.11 per common share for the first quarter of 2007.

Masimo also reported that it shipped 28,600 Masimo SET and Masimo Rainbow SET oximetry units, excluding handheld units, during the first quarter of 2008. This represented an 8% increase from 26,500 units in the comparable prior year period, resulting in a new estimated net worldwide installed base of 491,000 Masimo SET pulse oximeters.

Joe E. Kiani, Chairman and Chief Executive Officer of Masimo, said, “We are happy to report first quarter results that once again exceeded expectations. We believe that these results reflect the increasing momentum for the clinical adoption of our life saving Masimo SET and Masimo Rainbow SET technologies. In fact, in the first quarter of 2008, demand for our new Masimo Rainbow SET technologies, on the strength of our Rad-57 handheld carbon monoxide measuring device, increased over 100% compared to Q1 last year.”

Cash and cash equivalents totaled $86.3 million at March 29, 2008. Masimo also reported that during the 2008 first quarter, it satisfied in full a $26.7 million debt obligation, the majority of which was originally established in early fiscal 2007.

Conference Call

Masimo will hold a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss the results. The dial-in numbers are (866) 831-6247 for domestic callers and (617) 213-8856 for international callers. The reservation number for both dial-in numbers is 82345350. A live web cast of the conference call will be available online from the “Investor Relations” page of the Company’s corporate web site at www.masimo.com.

After the live web cast, the call will remain available on Masimo’s web site through May 29, 2008. In addition, a telephonic replay of the call will be available until May 13, 2008. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 71776300.

About Masimo

Masimo (NASDAQ: MASI) develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the Company debuted Measure-Through-Motion-and-Low-Perfusion pulse oximetry, known as Masimo SET, and with it virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate that Masimo SET provides the most trustworthy SpO2 and pulse rate measurements even under the most difficult clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced Masimo Rainbow SET, a breakthrough noninvasive blood constituent monitoring platform that can measure many blood constituents that previously required invasive procedures. Rainbow SET continuously and noninvasively measures total hemoglobin (SpHb™) and oxygen content (SpOCTM) (both pending regulatory clearances), carboxyhemoglobin (SpCOTM) and methemoglobin (SpMetTM), pleth variability index (PVITM), in addition to oxyhemoglobin (SpO2), perfusion index (PI) and pulse rate, allowing early detection and treatment of potentially life-threatening conditions. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications.” Additional information about Masimo and its products and technologies may be found at www.masimo.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about: our financial condition, results of operations, prospects and business generally; the market acceptance of our technologies and products; the value of measuring new parameters; expectations regarding our ability to design and deliver innovative new noninvasive technologies; and expectations for total revenues, product revenues, GAAP earnings per share, non-GAAP pro forma earnings per share and stock based compensation expenses for the full fiscal year 2008. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our reliance on Masimo SET and related products and technologies for substantially all of our revenue; any failure in protecting our intellectual property-exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; the failure to continue developing innovative products and technologies; the lack of acceptance of any new products and technologies of ours; obtaining regulatory approval of our current and future products and technologies, including the recently announced total hemoglobin measurement; the loss of our customers the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the Securities and Exchange Commission on March 4, 2008. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

# # #

Masimo Corporation

Investor Contact:

Mark P. de Raad

Executive Vice President and Chief Financial Officer

Masimo Corporation

(949) 297-7080

mderaad@masimo.com

Media Contact:

Dana Banks

Manager, Public Relations

Masimo Corporation

(949) 297-7348

dbanks@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpCO, SpMet, PVI, Pulse CO-Oximetry and Pulse CO-Oximeter are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 29, 2007	March 29, 2008
		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$96,733	$86,347
Accounts receivable, net of allowance for doubtful accounts	26,970	30,218
Royalties receivable	13,866	11,375
Inventories	23,110	25,984
Prepaid expenses	7,084	4,278
Deferred tax assets	14,334	14,250
Other current assets	1,543	1,689

Total current assets	183,640	174,141
Deferred cost of goods sold	26,249	27,022
Property and equipment, net	11,164	11,133
Deferred tax assets	5,332	5,332
Restricted cash	513	518
Intangible assets, net	5,589	6,011
Goodwill	448	448
Other assets	2,576	2,547

Total assets	$235,511	$227,152

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,640	$16,929
Accrued compensation	12,409	10,244
Accrued liabilities	6,211	5,542
Dividends payable	183	183
Deferred revenue	16,827	20,983
Current portion of long-term debt	11,539	900

Total current liabilities	61,809	54,781
Deferred revenue	366	339
Long-term debt, less current portion	19,502	532
Other liabilities	3,768	3,794

Total liabilities	85,445	59,446
Commitments and contingencies
Stockholders’ equity
Common stock	55	56
Treasury stock	(1,209)	(1,209)
Additional paid-in capital	143,297	151,723
Accumulated other comprehensive loss	(1,034)	(612)
Retained earnings	8,957	17,748

Total stockholders’ equity	150,066	167,706

Total liabilities and stockholders’ equity	$235,511	$227,152

MASIMO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share information)

(unaudited)

	Three Months Ended
	March 31, 2007	March 29, 2008
Revenue:
Product	$45,764	$59,673
Royalty and license fee	13,190	11,437

Total revenue	58,954	71,110
Cost of goods sold	16,901	21,121

Gross profit	42,053	49,989
Operating expenses:
Research and development	5,454	6,298
Selling, general and administrative	21,402	29,529
Antitrust litigation	10	168

Total operating expenses	26,866	35,995

Operating income	15,187	13,994
Non-operating income (expense):
Interest income	355	959
Interest expense	(427)	(643)
Other	41	103

Total non-operating income (expense)	(31)	419

Income before provision for income taxes	15,156	14,413
Provision for income taxes	6,059	5,622

Net income	9,097	8,791
Accretion of preferred stock	(1,956)	—
Undistributed income attributable to preferred stockholders	(4,828)	—

Net income attributable to common stockholders	$2,313	$8,791

Net income per common share:
Basic	$0.14	$0.16

Diluted	$0.11	$0.15

The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of income above (in thousands):

	Three Months Ended
	March 31, 2007	March 29, 2008
Cost of goods sold	$34	$29
Research and development	111	412
Selling, general and administrative	446	1,137

MASIMO CORPORATION

Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share

(unaudited)

The following tables provide a comparison of our earnings per share calculated under Emerging Issues Task Force Issue No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128”, or EITF 03-6, and Statement of Financial Accounting Standards No. 128 “Earnings per Share”, or SFAS No. 128, in accordance with GAAP and the non-GAAP if-converted method based upon SFAS No. 128. The non-GAAP if-converted method assumes conversion of all shares of our preferred stock into common stock as of December 31, 2006.

Upon closing of the Company’s initial public offering on August 13, 2007, all of the outstanding convertible preferred shares were converted into common shares. Therefore, subsequent to this stock conversion the Company uses the if-converted method under SFAS No. 128 to calculate earnings per share. Accordingly, for the three months ended March 29, 2008, the Company calculated net income per share using the if-converted method for the entire period while the two-class method was used for the entire period ended March 31, 2007.

We believe that the following non-GAAP earnings per share information is relevant and useful information that can be used by analysts, investors and other interested parties to assess our performance on a comparable basis to future reported earnings per share. Accordingly, we are disclosing this information to permit additional analysis of our performance (in thousands, except share data):

	As Reported		Non-GAAP
	Three months ended March 31, 2007	Three months ended March 29, 2008	Three months ended March 31, 2007	Three months ended March 29, 2008
Net income attributable to common stockholders:
Net income - two class method	$9,097	NA
Accretion of preferred stock	(1,956)	NA
Income attributable to preferred stockholders	(4,828)	NA

Net income attributable to common stockholders	$2,313	NA

Basic net income per common share:
Weighted average common shares outstanding – two class method	16,592,163	NA

Basic earnings per share for period during which two classes of equity securities were outstanding	$0.14	NA

Net income for period during which single class of equity securities was outstanding	NA	$8,791	$9,097	$8,791

Weighted average common shares outstanding – single class	NA	55,109,018	51,204,665	55,109,018

Basic net income per share for period during which single class of equity securities was outstanding	NA	$0.16

Basic net income per common share	$0.14	$0.16	$0.18	$0.16

	As Reported		Non-GAAP
	Three months ended March 31, 2007	Three months ended March 29, 2008	Three months ended March 31, 2007	Three months ended March 29, 2008
Diluted net income per common share:
Weighted average common shares outstanding – two class method	16,592,163	NA
Diluted common share equivalent: stock options	4,070,367	NA

	20,662,530	NA

Diluted earnings per share for period during which two classes of equity securities were outstanding	$0.11	NA

Net income for period during which single class of equity securities was outstanding	NA	$8,791	$9,097	$8,791

Weighted average common shares outstanding – single class	NA	55,109,018	51,204,665	55,109,018
Diluted common share equivalent: stock options	NA	4,815,323	4,070,368	4,815,323

	NA	59,924,341	55,275,033	59,924,341

Diluted net income per share for period during which single class of equity securities was outstanding	NA	$0.15

Diluted net income per common share	$0.11	$0.15	$0.16	$0.15